EXHIBIT 12.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Copamex, S.A. de C.V., a foreign corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on form 20-F for the year ended December 31, 2002 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 11, 2003.	/s/ Alejandro Martín Ferrigno Maldonado
Alejandro Martín Ferrigno Maldonado Chief Executive Officer

Dated: July 11, 2003.	/s/ Sergio Francisco de la Garza y de Silva
Sergio Francisco de la Garza y de Silva Chief Corporate Officer

Dated: July 11, 2003.	/s/ Rodolfo Gutiérrez Peña
Rodolfo Gutiérrez Peña Corporate Comptroller

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 20-F or as a separate disclosure document.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Copamex, S.A. de C.V. and will be retained by Copamex, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.